Exhibit 99.2
Molina Healthcare, Inc. January 22, 2007 Long Beach, CA John Molina Chief Financial Officer 2008 Guidance

This presentation contains numerous "forward-looking statements" regarding the Company's 2008 earnings guidance as provided on January 22, 2008. Any statements herein that refer to guidance, projections, expectations, strategies, challenges, and opportunities, or their underlying assumptions, or other characterizations of future events or circumstances, are forward-looking statements. All of the Company's forward-looking statements are subject to numerous known and unknown risks, uncertainties, and other factors that could cause our actual results to differ materially. Such factors include, without limitation, risks related to: the successful management of our medical costs and the achievement of our projected medical care ratios in all health plans in 2008, including the continuing reduction of the medical care ratio of our Ohio health plan; the achievement of projected growth in both Medicaid and Medicare enrollment; increased administrative costs in support of the Company's efforts to expand its Medicare membership; risks related to our more limited experience with Ohio, Texas, and dual eligible members and attendant claims estimation difficulties; funding decreases in the Medicaid, Medicare, or SCHIP programs or the failure to fully fund the SCHIP program; the budget crisis in California and the pressure to reduce provider rates, including current PMPM rates under our existing contracts; the securing of projected premium rate increases for 2008 that are consistent with our expectations, in particular in the states of Michigan, Missouri, and Texas; our ability to accurately estimate incurred but not reported medical costs across all health plans; the successful renewal and continuation of the government contracts of all of our health plans; the acceptance by the State of New Mexico of the contract bid of our New Mexico health plan for the new Salud! Medicaid contract; the realization of projected income from invested cash balances; the successful and cost-effective integration of our acquisitions; earnings seasonality consistent with our expectations; the availability of adequate financing to fund and/or capitalize our acquisitions and start-up activities; high profile qui tam matters and negative publicity regarding Medicaid managed care and Medicare Advantage; changes in funding under our contracts as a result of regulatory and programmatic adjustments and reforms; approval by state regulators of dividends and distributions by our subsidiaries; membership eligibility processes and methodologies; unexpected changes in member utilization patterns, healthcare practices, or healthcare technologies, including an unexpectedly severe or prolonged flu season; high dollar claims related to catastrophic illness; changes in federal or state laws or regulations or in their interpretation; failure to maintain effective and efficient information systems and claims processing technology; the favorable resolution of pending litigation or arbitration; competition; epidemics such as the avian flu; and other risks and uncertainties as detailed in our reports and filings with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements in this release represent our judgment as of January 22, 2008. We disclaim any obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

^ $2.9B ^ $29.0M ^ 84.3% ^ 11.4% ^ 8.5% ^ $34.0M ^ $9.5M ^ $64.8M to $70.6M ^ $2.25 to $2.45 ^ 28.8M ^ 38.3% Premium Revenue Investment Income Medical Care Ratio (% of Premium Revenue) G&A Ratio Core G&A D&A Interest Expense Net Income Diluted EPS Diluted Shares Outstanding Effective Tax Rate 2008 Earnings Guidance (January 22, 2008)

Projected Key Developments for 2008 Guidance Mercy CarePlus: Growth in enrollment of 7,000 members MCR continues to be below MOH consolidated average Ohio: Reduction of MCR to 88% Medicaid Enrollment: 4% overall MOH organic growth Medicare: Enrollment to double to 10,000 by year end Continued investment in infrastructure Lower investment income returns Continued focus on acquisitions and start-ups

Projected Premium Increases for 2008 Health Plan Projected Premium Increase Incorporated Into 2008 Guidance Projected Effective Date Michigan 1.5% October 1, 2008 Missouri 3.0% July 1, 2008 Texas TANF 2.0% September 1, 2008 SCHIP 2.0% September 1, 2008

Previously Received Premium Increases Health Plan Previously Received Premium Increase Effective Date California Sacramento San Diego Inland Empire 14.0% 5.0% 7.8% January 1, 2008 July 1, 2007 October 1, 2007 Michigan 2.0% October 1, 2007 New Mexico 5.0% July 1, 2007 Ohio (ABD only) 2.6% January 1, 2008 Washington TANF SCHIP Basic Health 5.0% 5.0% 5.0% January 1, 2008 January 1, 2008 January 1, 2008

Membership Medicaid: California Michigan Missouri New Mexico Ohio Texas Utah Washington Total Medicaid Total Medicare Total Consolidated 314,000 210,000 75,000 77,000 143,000 33,000 52,000 291,000 1,195,000 10,000 1,205,000 2008 Guidance

1st Qrt 2nd Qrt 3rd Qrt 4th Qrt East 0.22 0.21 0.3 0.28 Historical Net Income Distribution Average Quarterly Contribution 2001-2007E 1st Half - 43% 2nd Half- 57% Semi-annual contribution not anticipated to change materially in 2008

Opportunities and Challenges Opportunities / Challenges Discussion Medicare Growth Guidance adds 5,000 members Diversifies revenue stream Continued investment in infrastructure Medicare MCR Projecting 85.0% MCR Ohio Medical Costs Expecting lower medical cost in Ohio 2007 MCR of 90%-91% declines to 88% Michigan Medical Costs Medical cost challenges continue Guidance assumes 1.5% rate increase effective 10/1/08 will reduce MCR by the same amount

Opportunities / Challenges Discussion New Mexico Medical Cost Floor Guidance assumes retention of contract Guidance assumes an 85% MCR in New Mexico for the 2nd half of the year California Premiums Guidance includes Sacramento rate increase effective 1/1/08 Guidance does not include any other CA rate increases California fiscal issues may lead to pressure on current rates Investment Income Declining interest rates will reduce investment income Guidance assumes investment return of 4.0% A one quarter drop in interest rates will reduce investment income by $1.8 M Opportunities and Challenges